EXHIBIT 24
POWER OF ATTORNEY
     WHEREAS, UICI, a Delaware corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2005; and
     WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively;
     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints William J. Gedwed and Glenn W. Reed and each of them individually, his attorney with full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of February, 2006.

William J. Gedwed, Director and President and Chief Executive Officer	/s/ William J. Gedwed

Mark D. Hauptman, Vice President, Chief Financial Officer, and Chief Accounting Officer	/s/ Mark D. Hauptman

Richard T. Mockler, Director	/s/ Richard T. Mockler

Dennis C. McCuistion, Director	/s/ Dennis C. McCuistion

Mural R. Josephson, Director	/s/ Mural R. Josephson

R.H. Mick Thompson, Director	/s/ R.H. Mick Thompson

Glenn W. Reed, Director and Executive Vice President and General Counsel	/s/ Glenn W. Reed